Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of March 4, 2021, among Berry Global, Inc., a Delaware corporation (the “Issuer”), each of the parties identified as a Subsidiary Guarantor on the signature pages hereto (each a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”), each a subsidiary of the Issuer, Berry Global Group, Inc., a Delaware corporation (the “Parent Guarantor”) and U.S. Bank National Association, a national banking association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Issuer, the Parent Guarantor and the Subsidiary Guarantors have heretofore executed and delivered an Indenture, dated as of December 22, 2020 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of $750,000,000 aggregate principal amount of the Issuer’s 1.57% First Priority Senior Secured Notes due 2026 (the “Existing Notes”);

WHEREAS, the Indenture provides that the Issuer may issue Additional Securities under the Indenture subject to certain conditions set forth in Section 2.01 of the Indenture;

WHEREAS, the Issuer wishes to issue an additional $775,000,000 aggregate principal amount of 1.57% First Priority Senior Secured Notes as Additional Securities under the Indenture (the “New Notes”);

WHEREAS, pursuant to Section 9.01(xiii) of the Indenture, the Issuer and the Trustee are authorized to execute and deliver this Supplemental Indenture without the consent of the Holders;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Issuer, the Subsidiary Guarantors, the Parent Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

Article I
Definitions

Section 1.1. Defined Terms. Unless otherwise defined in this First Supplemental Indenture, terms defined in the Indenture are used herein as therein defined.

Article II
ISSUANCE OF NEW NOTES

Section 2.1. Amount of New Notes. The aggregate principal amount of New Notes to be authenticated and delivered under this First Supplemental Indenture on March 4, 2021 is $775,000,000.

Section 2.2 Terms of New Notes. The New Notes to be issued as additional Notes under the Indenture and pursuant to this First Supplemental Indenture are set forth and incorporated by reference in Exhibit A hereto and shall:

A.	be issued as part of the existing series of Existing Notes previously issued under the Indenture and the New Notes and the Existing Notes shall be a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase;

B.	be issued on March 4, 2021 at an issue price of 99.024% and will accrue interest from December 22, 2020;

C.	be issuable in whole in the form of one or more Global Securities to be held by DTC and in the form, including appropriate transfer restriction legends, provided in Exhibit A of the Indenture; and

D.	in the case of New Notes sold under Rule 144A, bear the CUSIP number of 08576P AB7 and ISIN number of US08576PAB76 (which are the same as the Existing Notes sold under Rule 144A), and, in the case of New Notes sold under Regulation S, (i) until 40 days after the date hereof, bear the CUSIP number of U0740W AF8 and ISIN number of USU0740WAF87 (which are different than the Existing Notes sold under Regulation S) and (ii) after the expiration of the 40th day and compliance with the procedures of DTC, thereafter, bear the CUSIP number of U0740W AD3 and ISIN number of USU0740WAD30 (which are the same as the Existing Notes sold under Regulation S).

Section 2.3 Authentication of New Notes. The Trustee shall, pursuant to an authentication order delivered in accordance with Section 2.03 of the Indenture, authenticate and deliver the New Notes for an aggregate principal amount specified in such Authentication Order.

Article III
Miscellaneous

Section 3.1. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

Section 3.2. Severability. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 3.3. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture (as supplemented by this First Supplemental Indenture), including the Guarantees contained therein, is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by action or otherwise, (iii) the due execution hereof by the Company or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

Section 3.4. Duplicate and Counterpart Originals. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this First Supplemental Indenture. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 3.5. Effectiveness. This First Supplemental Indenture shall be effective become effective immediately upon its execution and delivery by the Issuer, the Guarantors and the Trustee.

Section 3.6. Recitals. The recitals contained herein may be taken as the statements of the Issuer, and the Trustee does not assume any responsibility for their correctness.

Section 3.7. Headings. The headings of the Articles and Sections in this First Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered as a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 3.8 Successors. This First Supplemental Indenture shall be binding on the Issuer, the Trustee and the Holders and their respective successors and assigns, and shall inure to the benefit of such parties and their respective successors and assigns

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

BERRY GLOBAL, INC.

By:	/s/ Jason K. Greene
	Name:	Jason K. Greene
	Title:	Executive Vice President, General Counsel and Secretary

PARENT GUARANTOR:
BERRY GLOBAL GROUP, INC.

By :	/s/ Jason K. Greene
	Name:	Jason K. Greene
	Title:	Executive Vice President, Chief Legal Officer and Secretary

SUBSIDIARY GUARANTORS:

AEROCON, LLC
AVINTIV ACQUISITION CORPORATION
AVINTIV INC.
AVINTIV SPECIALTY MATERIALS INC.
BERRY FILM PRODUCTS ACQUISITION COMPANY, INC.
BERRY FILM PRODUCTS COMPANY, INC.
BERRY PLASTICS ACQUISITION CORPORATION V
BERRY PLASTICS ACQUISITION CORPORATION XII
BERRY PLASTICS ACQUISITION CORPORATION XIII
BERRY GLOBAL FILMS, LLC
BERRY PLASTICS ACQUISITION LLC X
BERRY PLASTICS DESIGN, LLC
BERRY PLASTICS FILMCO, INC.
BERRY PLASTICS 1K, LLC
BERRY PLASTICS OPCO, INC.
BERRY PLASTICS SP, INC.
BERRY PLASTICS TECHNICAL SERVICES, INC.
BERRY SPECIALTY TAPES, LLC
BERRY STERLING CORPORATION
BPREX BRAZIL HOLDING INC.
BPREX CLOSURE SYSTEMS, LLC
BPREX CLOSURES KENTUCKY INC.
BPREX CLOSURES, LLC
BPREX DELTA INC.
BPREX HEALTHCARE BROOKVILLE INC.
BPREX HEALTHCARE PACKAGING INC.

BPREX PLASTIC PACKAGING INC.
BPREX PLASTICS SERVICES COMPANY INC.
BPREX PRODUCT DESIGN AND ENGINEERING INC.
BPREX SPECIALTY PRODUCTS PUERTO RICO INC.
CAPLAS LLC
CAPLAS NEPTUNE, LLC
CAPTIVE PLASTICS HOLDINGS, LLC
CAPTIVE PLASTICS, LLC
CARDINAL PACKAGING, INC.
CHICOPEE, INC.
COVALENCE SPECIALTY ADHESIVES LLC
COVALENCE SPECIALTY COATINGS LLC
CPI HOLDING CORPORATION
DOMINION TEXTILE (USA), L.L.C.
FABRENE, L.L.C.
FIBERWEB GEOS, INC.
FIBERWEB, LLC
KERR GROUP, LLC
KNIGHT PLASTICS, LLC
OLD HICKORY STEAMWORKS, LLC
PACKERWARE, LLC
PESCOR, INC.
PGI EUROPE, INC.
PGI POLYMER, INC.
PLIANT INTERNATIONAL, LLC
PLIANT, LLC
POLY-SEAL, LLC
PRISTINE BRANDS CORPORATION
PROVIDENCIA USA, INC.
ROLLPAK CORPORATION
SAFFRON ACQUISITION, LLC
SETCO, LLC
SUN COAST INDUSTRIES, LLC
UNIPLAST HOLDINGS, LLC
UNIPLAST U.S., INC.
VENTURE PACKAGING, INC.
VENTURE PACKAGING MIDWEST, INC.

By:	/s/ Jason K. Greene
Name:	Jason K. Greene
Title:	Executive Vice President, General Counsel and Secretary

GLOBAL CLOSURE SYSTEMS AMERICA 1, INC.
LETICA CORPORATION
LETICA RESOURCES, INC.
M&H PLASTICS, INC.

RPC BRAMLAGE, INC.
RPC LEOPARD HOLDINGS, INC.
RPC PACKAGING HOLDINGS (US), INC.
RPC PROMENS INC.
RPC SUPERFOS US, INC.
RPC ZELLER PLASTIK LIBERTYVILLE, INC.

By:	/s/ Jason K. Greene
	Name:	Jason K. Greene
	Title:	Executive Vice President, General Counsel and Assistant Secretary

LADDAWN, INC.
DUMPLING ROCK, LLC
ESTERO PORCH, LLC
LAMB’S GROVE, LLC
MILLHAM, LLC
SUGDEN, LLC

By:	/s/ Jason K. Greene
	Name:	Jason K. Greene
	Title:	Executive Vice President, General Counsel and Secretary

GRAFCO INDUSTRIES LIMITED PARTNERSHIP

By:	Caplas Neptune, LLC, its General Partner

By:	/s/ Jason K. Greene
	Name:	Jason K. Greene
	Title:	Executive Vice President, General Counsel and Secretary

CHOCKSETT ROAD LIMITED PARTNERSHIP

By:	Berry Global, Inc., its General Partner

By:	/s/ Jason K. Greene
	Name:	Jason K. Greene
	Title:	Executive Vice President, General Counsel and Secretary

CHOCKSETT ROAD REALTY TRUST

By:	Laddawn, Inc., its Trustee

By:	/s/ Jason K. Greene
	Name:	Jason K. Greene
	Title:	Executive Vice President, General Counsel and Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Beverly A. Freeney
Name: Beverly A. Freeney
Title: Vice President

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